UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2018

VERIFONE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32465	04-3692546
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number:	(IRS Employer Identification No.)

88 West Plumeria Drive

San Jose, CA 95134

(Address of principal executive offices, including zip code)

408-232-7800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 19, 2018, VeriFone Systems, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). At the close of business on May 17, 2018, the record date of the Special Meeting, there were 110,739,583 shares of common stock, par value $0.01 per share of common stock, of the Company (“Common Stock”), issued and outstanding. 88,022,856 shares of Common Stock, representing 79.49% of the total shares of Common Stock issued and outstanding, were represented in person or by proxy at the Special Meeting.

At the Special Meeting, holders of Common Stock voted upon: (1) the proposal to adopt the Agreement and Plan of Merger, dated as of April 9, 2018 (the “Merger Agreement”), by and among the Company, Vertex Holdco LLC and Vertex Merger Sub LLC (the “Merger Proposal”); (2) the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger of Vertex Merger Sub LLC with and into the Company as contemplated by the Merger Agreement (the “Merger”, and the proposal, the “Compensation Proposal”); and (3) the proposal to adjourn the Special Meeting, if necessary or appropriate, including if there are not holders of a sufficient number of shares of Common Stock present or represented by proxy at the Special Meeting to constitute a quorum (the “Adjournment Proposal”). Each proposal was approved by the requisite vote of the Company’s stockholders. The final voting results for each of the proposals voted upon at the Special Meeting, as certified by the Inspector of Elections, are set forth below. The proposals are described in further detail in the definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on May 21, 2018.

Proposal 1: The Company’s stockholders approved the Merger Proposal. The table below sets forth the voting results.

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
87,927,452	61,220	34,184	N/A

Proposal 2: The Company’s stockholders approved the Compensation Proposal. The table below sets forth the voting results.

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
82,989,323	4,584,609	448,922	N/A

Proposal 3: The Company’s stockholders approved the Adjournment Proposal. The table below sets forth the voting results.

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
82,525,329	5,368,645	128,880	N/A

Pursuant to the terms of the Merger Agreement, the completion of the Merger remains subject to the satisfaction or waiver of certain customary closing conditions, including receipt of the stockholder approval provided at the Special Meeting. The completion of the Merger remains subject to certain other customary closing conditions, including, among others, obtaining requisite regulatory approvals from the applicable regulatory authority in a number of jurisdictions. As of the date of this report, the Company continues to expect to complete the Merger in the third calendar quarter of 2018.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs and on currently available competitive, financial and economic data and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological, and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of the Company, including many factors beyond the Company’s control. These risks and uncertainties include, but are not limited to, those associated with the parties’ ability to meet expectations regarding the timing and completion of the Merger, the occurrence of any event, change or other circumstance that would give rise to the termination of the Merger Agreement, the failure to satisfy each of the conditions to the consummation of the Merger, including but not limited to, the risk that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger on acceptable terms, or at all, the disruption of management’s attention from ongoing business operations due to the Merger, the effect of the announcement of the Merger on the Company’s relationships with its customers, suppliers, operating results and business generally, the risk that any announcements relating to the Merger could have adverse effects on the market price of the Company’s common stock, the outcome of any legal proceedings related to the Merger, employee retention as a result of the Merger, and risks and uncertainties affecting the operations of the Company’s business, included in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K and its quarterly reports on Form 10-Q.

The forward-looking statements speak only as of the date such statements are made. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFONE SYSTEMS, INC.

Date: June 19, 2018	By:	/s/ Vikram Varma
	Name:	Vikram Varma
	Title:	General Counsel and Secretary